Exhibit 99.1

APRICUS BIOSCIENCES ANNOUNCES APPOINTMENT OF PAUL V.

MAIER TO ITS BOARD OF DIRECTORS

SAN DIEGO, CA, June 4, 2012 — Apricus Biosciences, Inc. ("Apricus Bio") (Nasdaq:APRI) (www.apricusbio.com) today announced that Paul V. Maier, Chief Financial Officer of Sequenom, Inc. has been appointed to the Company's Board of Directors, effective June 1, 2012.

Prior to joining Sequenom, Mr. Maier served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. from 1992 until 2007, where he helped build Ligand from a venture stage company to a commercial, integrated biopharmaceutical organization. Prior to joining Ligand, he spent six years in various management and finance positions at ICN Pharmaceuticals. Mr. Maier received his M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University.

"We are pleased to have attracted Paul to our Board of Directors. He brings a wealth of experience for our growth strategy, and he will be a tremendous asset to the Company,” said Bassam Damaj, Ph.D., President and Chief Executive Officer of Apricus Bio.

Mr. Maier added, "I am excited to join the board and I look forward to working with the management to grow the Company and increase its shareholder value."

About Apricus Biosciences, Inc.

Apricus Bio is a San Diego-based revenue-generating pharmaceutical company, with commercial products and a broad pipeline across numerous therapeutic classes.

Revenues and growth are driven from the sales of the Company's commercial products through its Apricus Pharmaceuticals USA, Inc. and NexMed (USA), Inc. subsidiaries and through out-licensing in certain territories of its product pipeline and NexACT® technology.

Apricus Bio's current NexACT® pipeline includes Vitaros®, approved in Canada for the treatment of erectile dysfunction, as well as compounds in development from pre-clinical through pre-registration currently focused on Sexual Dysfunction, Oncology, Dermatology, Autoimmune, Pain, Anti-Infectives, Diabetes and Consumer Healthcare.

Apricus Bio currently markets Totect® (dexrazoxane HCl), the only drug approved in the US for the treatment of anthracycline extravasation. The Company also plans to market in the U.S. or certain other countries the following products: (a) Granisol® (granisetron HCI) oral solution, the only FDA-approved, oral, ready-to-use liquid solution of granisetron, (b) Aquoral™, an FDA-cleared, prescription-only spray for the treatment of Xerostomia (the medical term for dry mouth due to a lack of saliva) and (c) NitroMist® (nitroglycerin sublingual spray), an FDA-approved nitrate vasodilator indicated for acute relief of an attack or acute prophylaxis of angina pectoris (chest pain) due to coronary artery disease (narrowing of the blood vessels that supply blood to the heart).

The Company also expects to develop and/or acquire and then bring to market additional pharmaceutical products in areas of care that will benefit patient needs worldwide.

1

For further information on Apricus Bio, visit http://www.apricusbio.com, and for information on its subsidiary please visit http://www.nexmedusa.com. You can also receive information at http://twitter.com/apricusbio.

Apricus Bio's Forward-Looking Statement Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to further develop its products and product candidates, to have its products and product candidates such as Vitaros®, Femprox® and MycoVa™ receive patent protection and be approved by relevant regulatory authorities, to successfully commercialize such products as Totect®, Granisol® , Aquoral™ and NitroMist™ and NexACT® product candidates and drug delivery technology and to achieve its development, commercialization and financial goals. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

###

Apricus Bio Investor Relations:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com

2